FORM 8-A



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                           SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                         ALABAMA POWER CAPITAL TRUST II
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             (Exact name of registrant as specified in its charter)


         DELAWARE                                         51-6507052
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(State of incorporation or organization)    (IRS Employer Identification No.)


                600 North 18th Street, Birmingham, Alabama 35291
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(Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


                                                     Name of each exchange
      Title of each class                           on which each class is
      to be so registered                            to be so registered

7.60% Trust Originated Preferred Securities         New York Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:


                                     -None-


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

         This Registration Statement relates to the 7.60% Trust Originated Preferred Securities (the "Preferred Securities"), of Alabama Power Capital Trust II, a Delaware business trust ("Alabama Power Capital"). A description of the Preferred Securities is contained in the Registration Statement on Form S-3, of Alabama Power Company and Alabama Power Capital, Registration Nos. 333-17333, 333-17333-01, 333-17333-02, and 333-17333-03, filed pursuant to the Securities
Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the Preferred Securities will also be included in a form of prospectus supplement subsequently filed by Alabama Power Company and Alabama Power Capital pursuant to Rule 424(b) under the Securities Act. Such prospectus supplement shall be deemed to be incorporated by reference herein.


Item 2.    Exhibits.

                 Exhibit
                  Number


                    1 Registration Statement on Form S-3, as amended, filed by Alabama Power Company and Alabama Power Capital (Registration Nos. 333-17333, 333-17333-01,
                         333-17333-02  and  333-17333-03)   (the   "Registration
                         Statement") (incorporated herein by reference).

                    4(a) Certificate   of  Trust  of   Alabama   Power   Capital
                         (designated in the Registration Statement as Exhibit 4.3-A and incorporated herein by reference).

                    4(b) Form of Amended and Restated Trust Agreement of Alabama
                         Power Capital (designated in the Registration Statement as Exhibit 4.5-A and incorporated herein by reference).

                    4(c) Form of  Subordinated  Note Indenture  between  Alabama
                         Power Company and The Chase Manhattan Bank, as trustee (designated in the Registration Statement as Exhibit
                         4.1 and incorporated herein by reference).

                    4(d) Form of  Supplemental  Indenture to  Subordinated  Note
                         Indenture (designated in the Registration  Statement as
                         Exhibit 4.2 and incorporated herein by reference).


                                       -2-


                    4(e) Form of Guarantee  Agreement of Alabama  Power  Company
                         with respect to the Preferred Securities (designated in the Registration Statement as Exhibit 4.8-A and incorporated herein by reference).


                Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.


                                    SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


Dated  January 10, 1997    ALABAMA POWER CAPITAL TRUST II

                           By       ALABAMA POWER COMPANY

                                   By /s/Wayne Boston
                                         Wayne Boston
                                    Assistant Secretary